Exhibit 99.1
HOLLYWOOD MEDIA CORP. REPORTS 2006 FIRST QUARTER FINANCIAL RESULTS
•	First Quarter Revenues Increased 18.3% and Operating Loss Decreased by 37.5% vs. First Quarter 2005

•	Broadway Ticketing Deferred Revenue at March 31, 2006 up 37.1% over December 31, 2005 and 50.4% over March 31, 2005
(Boca Raton, FL — May 10, 2006) — Hollywood Media Corp. (Nasdaq: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, today announced financial results for the first quarter ended March 31, 2006.
FIRST QUARTER FINANCIAL RESULTS
Hollywood Media’s net revenues for the three months ended March 31, 2006 increased 18.3 percent to $24.0 million compared to $20.3 million for the first quarter of 2005. Total operating expenses (which include cost of revenues — ticketing; editorial, production, development and technology expenses; selling, general and administrative expenses; salaries and benefits; and depreciation and amortization expenses) for the first quarter of 2006 increased 11.2 percent to $25.8 million compared to $23.2 million for the first quarter of 2005.
The operating loss for the first quarter of 2006 decreased by 37.5 percent to $1.8 million, as compared to the operating loss of $2.9 million in the first quarter of 2005.
EBITDA loss for the first quarter of 2006 was $1.3 million, an improvement of $1.1 million, or 43.5%, compared to an EBITDA loss of approximately $2.4 million in the first quarter of 2005. EBITDA is a non-GAAP financial measure, and is defined as earnings before interest, taxes, depreciation and amortization. The EBITDA loss for the first quarter of 2006 included non-cash expenses totaling $520,000, consisting of stock-based compensation expense of approximately $280,000 and a change in derivative liability of $240,000 relating to the senior note offering in November 2005. See the notes in this press release below and in the attached financial tables which provide important information about the EBITDA results presented.
The net loss for first quarter of 2006 was $2.7 million, a 9.1 percent improvement in net loss compared to the first quarter 2005 net loss of $3.0 million. The net loss per share on a fully diluted basis was $0.08 in the first quarter of 2006, based on 32.3 million weighted average shares outstanding during the period, a 20.0% improvement compared to the net loss per share of $0.10 in the first quarter of 2005, based on 30.7 million weighted average shares outstanding during the 2005 period.
Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer, stated “We showed continued revenue growth and improvements in narrowing both our operating and net loss on a quarter-over-quarter basis. Our deferred ticketing revenue increased 37 percent from the end of December, providing visibility into demand for upcoming shows and confidence in our ability to further grow ticketing revenue during 2006.”

HOLLYWOOD MEDIA CORP. REPORTS 2006 FIRST QUARTER FINANCIAL RESULTS Page 2
SELECT SEGMENT HIGHLIGHTS
     The following table provides revenue, EBITDA and net income data for our three highest revenue generating segments: Broadway Ticketing, Data Business and Internet Ad Sales. See the notes in this press release below and in the financial tables attached to this press release which provide important information about the EBITDA results presented. As indicated in the attached tables, the segment results for our operating divisions do not include expenses in our “Other” segment comprised mainly of specified corporate and public company expenses. The table below should be reviewed in conjunction with the attached financial tables which include EBITDA results for all of our reportable segments, with reconciliations to the GAAP results reflected in Hollywood Media’s consolidated income statements.
Net Revenue

	Q1 2006	Q1 2005	% Change
Broadway Ticketing	$18,445,655	$16,705,037	10.4%
Data Business	$2,938,001	$2,428,331	21.0%
Internet Ad Sales	$2,280,873	$788,576	189.2%
EBITDA*

	Q1 2006	Q1 2005	% Change
Broadway Ticketing	$903,169	$412,038	119.2%
Data Business	$1,154,650	$676,701	70.6%
Internet Ad Sales	$(143,196)	$(438,141)	67.3%
Net Income (Loss)

	Q1 2006	Q1 2005	% Change
Broadway Ticketing	$845,245	$360,752	134.3%
Data Business	$890,114	$489,265	81.9%
Internet Ad Sales	$(442,526)	$(621,784)	28.8%
Broadway Ticketing
Broadway Ticketing revenue during the first quarter of 2006 was $18.4 million, a 10.4 percent increase compared to $16.7 million in the first quarter of 2005. This revenue growth resulted from increased ticket sales as well as higher ticket prices.
Net income for the Broadway Ticketing segment increased by 134.3 percent to $845,245 for the first quarter of 2006 compared to $360,752 in the first quarter of 2005.
Deferred revenue relating to Broadway Ticketing, a leading indicator of future Broadway Ticketing revenues, was $22.4 million as of March 31, 2006, up 37.1 percent compared to the $16.4 million as of December 31, 2005 and up 50.4 percent compared to the $14.9 million as of March 31, 2005.
Mr. Rubenstein continued, “The initial launch of Theatre.com, which began selling tickets to performances at theaters in London’s West End in February 2006, has been successful although not yet material. We expect sales to ramp up during the year in this market which we view as an exciting growth opportunity.”

HOLLYWOOD MEDIA CORP. REPORTS 2006 FIRST QUARTER FINANCIAL RESULTS Page 3
Data Business
The Data Business segment contributed revenue of $2.9 million during the first quarter of 2006, an increase of 21.0 percent compared to the $2.4 million in revenues during the first quarter of 2005. The increase in Data Business revenue is attributable primarily to organic growth through both the addition of new customers and increased revenues from existing customers in both our Source and Baseline businesses. Net income for the Data Business segment increased by 82.0 percent to $890,114 in the first quarter compared to $489,265 in the first quarter of 2005. We currently estimate that the EBITDA run rate of the Data Business segment is approximately $5.0 million annualized, based on anticipated revenues from performance of contracts and customers in place on March 31, 2006 over the twelve months following March 31, 2006 and assuming current expense levels during such period; however, actual future EBITDA could be higher or lower.
Internet Advertising Sales
Revenues in the Internet Advertising Sales Division for the first quarter of 2006 were $2.3 million, an increase of 189.2 percent compared to the $788,576 in revenues for the first quarter of 2005.
Hollywood.com Television
Hollywood.com Television, our free-VOD (FVOD) cable TV network, continues to work on establishing its base of advertisers.
Intellectual Property
Hollywood Media’s Intellectual Property division had revenues of $285,809 for the first quarter of 2006, a decrease of 13.1 percent from the $329,061 in revenues for the first quarter of 2005, reflecting continued sluggishness in this division’s segment of the book publishing industry.
Teleconference Information
Management will host a teleconference to discuss Hollywood Media’s 2006 first quarter financial results on Wednesday, May 10, 2006 at 4:45 p.m. Eastern Time. To access the teleconference, please dial 888-332-7167 if calling within the United States or 973-935-2971 if calling internationally approximately five minutes prior to the start of the call. The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s website, located at http://www.hollywood.com/about_us/. Following prepared remarks, management will take questions from the audience via phone and e-mail. To ask a question via e-mail, please send your questions to questions@exec.hollywood.com in advance of, or during, the live call. If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through May 17, 2006 that can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), passcode 7353627. A replay of the teleconference will also be archived for a longer period on the investor relations portion of Hollywood Media’s website. This Press Release including the attached financial tables have been posted and are available for viewing on the above-referenced website under the link for “Press Releases.”
About Hollywood Media Corp.
Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. On the strength of its history in developing comprehensive entertainment industry databases, as well as its major strategic partners and unique content, Hollywood Media has launched a network of media businesses. Hollywood Media’s Data Business includes CinemaSource, EventSource, ExhibitorAds and Baseline/StudioSystems. Hollywood Media’s Broadway Ticketing business includes Broadway.com, 1-800-Broadway, Theatre Direct International and Theatre.com. These services supply media outlets with specific information on entertainment events,

HOLLYWOOD MEDIA CORP. REPORTS 2006 FIRST QUARTER FINANCIAL RESULTS Page 4
such as movies, live theater and concerts, and sell tickets for live theater. Hollywood Media’s businesses also include Hollywood.com and a minority interest in MovieTickets.com, as well as an intellectual property business. In addition, Hollywood Media owns and operates the cable television network, Hollywood.com Television.
* Information about EBITDA: EBITDA represents net income before interest, taxes, depreciation and amortization. Our management has included EBITDA in this presentation because it considers such information an important supplemental measure of financial performance which management utilizes as one of its tools in evaluating Hollywood Media’s performance, and believes it is frequently used by investors, securities analysts and other interested parties to more meaningfully evaluate and compare companies in our industry as well as the results of our operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments on Hollywood Media’s debts or payments under other contractual obligations; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of the Company’s performance. We have provided a reconciliation of net income to EBITDA in the attached tables.
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, our ability to develop strategic relationships, our ability to compete with other media, data and Internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2005. Such forward-looking statements speak only as of the date on which they are made.
Attached are the following financial tables:
CONDENSED CONSOLIDATED BALANCE SHEETS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION
Contact:
Matthew Hayden
Hayden Communications, Inc.
matt@haydenir.com
858-704-5065

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,864,101	$7,058,017
Receivables, net	4,360,750	4,233,067
Inventories held for sale	3,141,043	1,731,293
Deferred ticket costs	17,459,869	11,803,999
Prepaid expenses	2,210,973	2,321,091
Other receivables	2,986,825	2,204,225
Other current assets	53,603	53,772
Restricted cash	90,000	—

Total current assets	35,167,164	29,405,464

ACQUISITION ESCROW	107,314	107,314
PROPERTY AND EQUIPMENT, net	2,484,795	2,438,608
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	276,657	546,907
INTANGIBLE ASSETS, net	2,697,777	2,419,722
GOODWILL	47,913,939	47,927,001
OTHER ASSETS	332,494	457,934

TOTAL ASSETS	$88,980,140	$83,302,950

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,484,176	$3,893,184
Accrued expenses and other	6,226,325	6,200,567
Deferred revenue	26,904,662	20,619,256
Customer deposits	1,459,195	1,594,780
Current portion of capital lease obligations	79,788	86,418
Convertible debenture, net	976,371	940,927

Total current liabilities	40,130,517	33,335,132

DEFERRED REVENUE	132,498	110,417
CAPITAL LEASE OBLIGATIONS, less current portion	60,164	77,494
MINORITY INTEREST	76,248	88,138
OTHER DEFERRED LIABILITY	104,743	112,422
SENIOR UNSECURED NOTES	5,457,429	5,402,255
DERIVATIVE LIABILITY	2,304,000	1,778,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 32,894,685 and 32,703,457 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	328,947	327,035
Additional paid-in capital	308,456,423	309,228,214
Deferred compensation	—	(1,787,500)
Accumulated deficit	(268,070,829)	(265,368,657)

Total shareholders’ equity	40,714,541	42,399,092

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$88,980,140	$83,302,950

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2006	2005
		(restated)
NET REVENUES
Ticketing	$18,445,655	$16,705,037
Data	2,938,001	2,428,331
Other	2,571,682	1,117,637

	23,955,338	20,251,005

OPERATING EXPENSES:
Cost of revenues — ticketing	14,746,953	14,263,280
Editorial, production, development and technology (exclusive of depreciation and amortization shown separately below)	1,971,177	1,344,955
Selling, general and administrative	4,208,449	3,260,766
Payroll and benefits	4,137,589	3,759,620
Depreciation and amortization	733,906	570,107

Total operating expenses	25,798,074	23,198,728

Operating loss	(1,842,736)	(2,947,723)

EQUITY IN EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES	1,705	(5,032)

OTHER INCOME (EXPENSE):

Interest, net	(624,610)	(44,761)
Other, net	(248,421)	26,332

Loss before minority interest	(2,714,062)	(2,971,184)

MINORITY INTEREST IN LOSSES OF SUBSIDIARIES	11,890	203

Net loss	$(2,702,172)	$(2,970,981)

Basic and diluted loss per common share	$(0.08)	$(0.10)

Weighted average common and common equivalent shares outstanding — basic and diluted	32,323,946	30,655,878

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation
For the Three Months Ended March 31, 2006
(unaudited)

	Broadway	Data	Internet	Intellectual
	Ticketing	Business	Ad Sales	Properties	Cable TV	Other (1)	Total
Net Revenues	$18,445,655	$2,938,001	$2,280,873	$285,809	$5,000	$—	$23,955,338

Operating Income (Loss)	835,859	890,553	(435,239)	24,488	(154,062)	(3,004,335)	(1,842,736)

Net Income (Loss)	845,245	890,114	(442,526)	40,372	(154,062)	(3,881,315)	(2,702,172)

Add back (Income) Expense:

Interest, net	(10,942)	439	—	(2,289)	—	637,402	624,610
Taxes	—	250	16,497	—	—	—	16,747
Depreciation and Amortization	68,866	263,847	282,833	—	3,409	114,951	733,906

EBITDA Income (Loss)	$903,169	$1,154,650	$(143,196)	$38,083	$(150,653)	$(3,128,962)	$(1,326,909)

For the Three Months Ended March 31, 2005
(unaudited)

	Broadway	Data	Internet	Intellectual
	Ticketing	Business	Ad Sales	Properties	Cable TV	Other(1)	Total
Net Revenues	$16,705,037	$2,428,331	$788,576	$329,061	$—	$—	$20,251,005

Operating Income (Loss)	338,104	480,352	(620,637)	63,225	(181,613)	(3,027,154)	(2,947,723)

Net Income (Loss)	360,752	489,265	(621,784)	59,075	(173,984)	(3,084,305)	(2,970,981)

Add back (Income) Expense:

Interest	(16,132)	2,344	1,147	(679)	456	57,625	44,761
Taxes	—	109	5,471	—	—	—	5,580
Depreciation and	67,418	184,983	177,025	585	55,541	84,555	570,107
Amortization

EBITDA Income (Loss)	$412,038	$676,701	$(438,141)	$58,981	$(117,987)	$(2,942,125)	$(2,350,533)

(1) The Other segment is comprised of corporate-wide expenses such as audit fees, proxy costs, insurance, accounting, centralized information technology, and includes consulting fees and other costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media to assess and report on internal control over financial reporting and related development of controls.